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                                                                 EXHIBIT 10.15


                  RESEARCH COLLABORATION AND LICENSE AGREEMENT

         RESEARCH COLLABORATION AND LICENSE AGREEMENT, dated as of November 1, 1995, between CORIXA CORPORATION, a Delaware corporation ("Corixa"), and CELLPRO, INCORPORATED, a Delaware corporation ("CellPro").

                                    RECITALS

         A. Corixa possesses scientific expertise, proprietary information and biological materials related to tumor antigens, microsphere antigen delivery, adjuvants and other technologies helpful in stimulation, activation and ex vivo propagation of T-cells for adoptive immunotherapy.

         B. CellPro has expertise in cell separation and tissue culture technology.

         C. CellPro and Corixa desire to collaborate on the development of antigens, delivery technology and adjuvants for ex vivo T-cell propagation for adoptive immunotherapy of cancer and desire that products based on such therapeutic technology be marketed by CellPro.

                                    AGREEMENT

1. DEFINITIONS

         As used in this Agreement:

         1.1 "AFFILIATE" means any business entity that controls, is controlled by, or is under common control with another corporation or business entity. The direct or indirect ownership of at least fifty percent (50%) or, if smaller, the maximum allowed by applicable law, of the voting securities or an interest in the assets, profits or earnings of a business entity shall be deemed to constitute control of the business entity.

         1.2 "CANCER", which is synonymous with neoplasia or malignancy, means those groups of diseases characterized by the malignant growth of tissues or cells within the body or conditions closely related to such growth identifiable as precursor lesions for malignancy.

         1.3 "CELLPRO CARVE-OUT" means an amount to be deducted from the sales price of each Licensed Product in determining the Net Sales Price, which amount shall be the lesser of (a) $[***], (b) [***], or (c) [***] ([***]%) of the gross amount paid by unaffiliated third parties to CellPro or its sublicensee for a Licensed Product.

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         1.4 "CELLPRO FIELD" means the adoptive immunotherapy of Cancer [***].

         1.5 "CELLPRO TECHNICAL FIELD" means the activities of:

         (a) [***], and

         (b) [***].

         1.6 "CELLPRO TECHNOLOGY" means all Technology owned or controlled by CellPro, including, without limitation, all Technology covered by the patents and patent applications identified on Schedule 1.6.

         1.7 "COMPETITIVE PRODUCT" means a third-party product or service that is sold in a country where any Licensed Product is sold and that would infringe any claim (whether or not valid) under any patent in any other country held by Corixa or its licensors covering any of the Corixa Technology used in such Licensed Product.

         1.8 "CONFIDENTIAL INFORMATION" means information and materials (biological, chemical or otherwise) that are either marked as confidential or not generally known or available outside CellPro or Corixa and information and materials entrusted to CellPro or Corixa by third parties. Confidential Information may include, without limitation, trade secrets, confidential knowledge, ideas, biological materials, chemical materials, information about biological or chemical materials, any information that may relate to Technology, the Research Program, research, development, manufacturing, business plans, personnel, purchasing, financial data, marketing or selling. Confidential Information may include or be contained in materials such as drawings, samples, prototypes, data, procedures, specifications, reports, studies, customer or supplier lists, budgets, cost or price lists, compilations or computer programs, or may be in the nature of unwritten knowledge or know-how.

         1.9 "CORIXA FIELD" means any [***] other than the CellPro Field and the CellPro Technical Field. Corixa Field includes, without limitation, the discovery and development of [***].

         1.10 "CORIXA TECHNOLOGY" means all Technology owned or controlled by Corixa, including, without limitation, all Corixa Technology covered by the patents and patent applications identified on Schedule 1.10, Improvements made by Corixa and Corixa's Sole Patent Rights.

         1.11 "FIRST RIGHT PERIOD" means the period beginning on the date of this Agreement and ending on the last day of the Research Term, provided that CellPro may, at its option, extend the First Right Period from year to year by delivering written notice of each

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extension to Corixa and paying Corixa [***] (U.S.$[***]) for each extension year at least thirty (30) days prior to the beginning of the applicable extension year.

         1.12 "IMPROVEMENT" means all discoveries, developments, designs, inventions, technology and know-how, whether patentable or nonpatentable, made, conceived or reduced to practice as a result of the Research Program.

         1.13 "JOINT KNOW-HOW RIGHTS" means all proprietary rights, other than the Joint Patent Rights, in that portion of the Technology that is made, conceived or reduced to practice by one or more employees or agents of CellPro and one or more employees or agents of Corixa in performing the Research Program.

         1.14 "JOINT PATENT RIGHTS" means all patents and inventors' certificates and applications therefor throughout the world, including any renewal, division, continuation or continuation-in-part of any such applications and any patents issuing thereon, and any reissues, extensions, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any such patents, to the extent that such patents, inventors' certificates and applications relate to that portion of the Technology that is made, conceived or reduced to practice by one or more employees or agents of CellPro and one or more employees or agents of Corixa in performing the Research Program, and as to which such employees or agents would be inventors under United States patent laws.

         1.15 "JOINT RESEARCH COMMITTEE" shall have the meaning assigned to that term in Section 2.4.

         1.16 "LICENSED PRODUCT" means any product or service comprised at least in part of Corixa Technology sold for use in the CellPro Field.

         1.17 "LIQUID TUMOR THERAPY" means adoptive immunotherapy of acute myelogenous leukemia, acute lymphocytic leukemia, chronic myelogenous leukemia, chronic lymphocytic leukemia, hairy cell leukemia, and myeloma.

         1.18 "NET SALES PRICE" means the gross amount received by CellPro or its sublicensees for the sale or other disposition of a Licensed Product to an unaffiliated third party less the following reasonable deductions for amounts actually incurred related to the sale or other disposition:

         (a) normal, customary trade discounts (including volume discounts), credits and rebates and allowances and adjustments for rejections, recalls or returns;

         (b) freight, insurance, sales, use, excise, value-added and similar taxes or duties imposed on the sale and included in the gross amount charged; and

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         (c) the CellPro Carve-Out (except in the case of a sale or other disposition by a sublicensee of a Licensed Product that contains no CellPro Technology);

provided that, in no event shall the total of item (a) exceed [***] percent ([***]%) of Net Sales Price. Any Licensed Product sold or otherwise disposed of by CellPro or its sublicensees to an unaffiliated third party in other than an arm's-length transaction or for other property (e.g., barter) shall be deemed invoiced at its fair market value (determined as the average CellPro selling price for arm's-length transactions) in the country of sale or disposition. "Net Sales Price" shall exclude any amount included in Sublicense Fees, reasonable quantities of Licensed Products given away for promotional, research (subject to the terms hereof) or clinical trial purposes or revenues derived from reasonable quantities of Licensed Products supplied for clinical research (subject to the terms hereof) on a cost-reimbursement basis.

         1.19 "PRODUCT CANDIDATES" means the physical embodiment of any Technology related to the CellPro Field, [***].

         1.20 "RESEARCH PROGRAM" has the meaning assigned to that term in
Section 2.1.

         1.21 "RESEARCH TERM" shall have the meaning assigned to that term in
Section 2.3.

         1.22 "ROW" means all the countries of the world other than the United States and its possessions, Japan or the countries of the European Economic Community.

         1.23 "ROYALTY PERIOD" means for each Licensed Product, on a country-by-country basis, that period commencing on the date hereof and expiring on the later of (a) the date of expiration of the last to expire in such country of any patents with Valid Claims covering such Licensed Product, or (b) [***] after the first commercial sale by CellPro to an unaffiliated third party following regulatory approval of such Licensed Product in such country. Notwithstanding the above, if a Valid Claim has not issued within [***] of filing for patent protection therefore, the Royalty Period will be limited to the period provided in part (b), above.

         1.24 "SOLE PATENT RIGHTS" means, all rights of a party (other than rights in Joint Patent Rights) in its patents and inventors' certificates and applications therefor throughout the world, including any renewal, division, continuation or continuation-in-part of any such applications and any patents issuing thereon, and any reissues, extensions, substitutions, confirmations, registrations, revalidations, revisions and additions of or to any such patents, to the extent that such patents, inventors' certificates and applications relate to the Technology.

         1.25 "SUBLICENSE FEES" means the fair market value of all consideration, both monetary and nonmonetary, paid to CellPro pursuant to any sublicense of the Corixa Technology, such [***], but excluding [***].

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         [***]

         1.26 "TECHNOLOGY" means all discoveries, developments, designs, inventions, technology and know-how, whether patentable or nonpatentable, that is (a) currently or at any time during the Research Term [***], or (b) made, conceived or reduced to practice [***].

         1.27 "VALID CLAIM" means a claim of an issued, unexpired patent which has not been (a) held invalid or unenforceable by a final decision of a court or governmental agency of competent jurisdiction, which decision is unappealable or was not appealed within the time allowed therefor, or (b) admitted in writing to be invalid or unenforceable by the holder(s) by reissue, disclaimer or otherwise.

2. COLLABORATION

         2.1 RESEARCH PROGRAM.

         (a) The parties shall perform a collaborative research program to [***] useful in adoptive immunotherapy of Cancer (the "Research Program"), in accordance with the plan set forth on Schedule 2.1, as amended from time to time. The objective of the Research Program will be to develop commercial products which combine CellPro's cell separation and culture technology with Corixa's knowledge and access to proprietary tumor antigens, antigen delivery systems and adjuvants. The Research Program will involve: (1) [***]; (2) [***];
(3) [***] and (4) [***].

         (b) CellPro will supply Corixa with the [***].

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[***] In turn, Corixa will supply CellPro with [***] used in the Research
Program, as well as [***] used in the Research Program. The following list of [***] is meant to be illustrative, rather than all-inclusive: [***].

         (c) During the Research Term, each party shall use reasonable and diligent efforts to execute the Research Program, including, without limitation, staffing the Research Program with sufficient personnel to reasonably meet its objectives. Corixa will commit at least [***] full-time equivalents to the Research Program in the first year. At CellPro's direction, the research plan shall be revised and updated each year by the Joint Research Committee, subject to CellPro's reasonable revisions prior to completion of the research plan (as long as such revisions are consistent with this Agreement and within Corixa's reasonable capabilities). The research plan shall not materially increase the proposed staffing levels of either party from year to year without that party's written consent. On or before September 30 of each year the parties shall complete and attach a copy of the next year's revised plan hereto as an amendment to Schedule 2.1. Neither party may have its obligations under the Research Program performed by any third party without first informing the other party of its intent to do so and obtaining an assignment or fully paid, exclusive (in the CellPro Field), worldwide license (with right to sublicense) without further royalty to CellPro and Corixa of any rights such third party and any other third party may have in any intellectual property arising from or relating to any such third party performance. During the term of this Agreement, the parties may, subject to Section 3.2, conduct research and development, by themselves or with others, outside and independent of the Research Program, retaining all rights resulting from such efforts except as specifically stated otherwise in this Agreement.

         2.2 FUNDING.

                (a) Prior to the beginning of each three (3) month period during the Research Term, CellPro shall pay Corixa at least [***] ($[***]). The actual funding amount for the first year has been established as [***] ($[***]). For each year after the first year, the actual funding amount shall be established annually on or before the September 30 immediately preceding the applicable year by the Joint Research Committee and shall be an amount reasonably necessary to cover Corixa's fully-burdened expenses incurred in meeting its obligations under the Research Program; provided, however, that if any annual extension occurs after the initial Research Term, minimum Research Program funding payable by CellPro to Corixa shall be [***] ([***]%) of the prior year's minimum funding.

                (b) The parties hereby acknowledge that the minimum payment for the three (3) month period beginning November 1, 1995 was made by CellPro to Corixa on October 31, 1995.

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         2.3 TERM. The initial term of the Research Program shall be three (3)
years commencing November 1, 1995 (the "Research Term"). Thereafter, the Research Term may be extended annually for up to five (5) additional years at CellPro's option, which option shall be exercised by CellPro giving written notice of renewal at least six (6) months prior to the end of the then-current Research Term.


         2.4 JOINT RESEARCH COMMITTEE. The Research Program shall be designed, directed and monitored by a committee composed of representatives of each party (the "Joint Research Committee"). The Joint Research Committee shall be comprised of four (4) members, two (2) members appointed by each of the parties. Karen Auditore-Hargreaves and Ken Grabstein shall be members and project leaders of the Joint Research Committee. The project leaders shall be the primary contacts between the parties with respect to the Research Program. Each party may replace its project leader at any time after conferring with the other party, but shall not do so without good reason if the other party objects. During the Research Term, the Joint Research Committee shall meet at least quarterly, and at such times and locations as determined by the Joint Research Committee. Any disagreement among members of the Joint Research Committee shall first be resolved within the Joint Research Committee with any resolution targeting the efficient achievement of the stated objectives of the Research Program. In the event the members maintain their disagreement, either party may ask for resolution by the respective chief executive officers of Corixa and CellPro. If the chief executive officers do not resolve the disagreement, either party may seek resolution in accordance with Section 13.

         2.5 RESEARCH RECORDS AND REPORTS.

                  (a) Corixa and CellPro each shall maintain or cause to be maintained complete and accurate records in sufficient detail and in good scientific manner appropriate for patenting and product certification or registration purposes, which records fully and properly reflect all work done and results achieved by them in the performance of the Research Program (including all data in the form required to be maintained pursuant to any applicable laws and regulations). Such records shall be Confidential Information of the parties.

                  (b) Corixa and CellPro shall have the right, during normal business hours and upon reasonable notice, to inspect and copy any records of the other party prepared pursuant to Section 2.5(a). Each party shall maintain such records and the information of the other party contained therein in confidence in accordance with Section 7 and shall not use such records or information except to the extent otherwise permitted by this Agreement.

                  (c) Each party shall keep the other party fully and promptly informed as to all of its discoveries and technical developments under the Research Program. The Joint Research Committee shall prepare and distribute to each party's chief executive officer a detailed written report describing progress toward the goals of the Research Program on the first business day of each April and October during the Research Term.

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         2.6 VISIT OF FACILITIES; AVAILABILITY OF EMPLOYEES. Representatives of
Corixa and CellPro may, upon reasonable notice during normal business hours, (a) visit the facilities where the Research Program is being conducted, (b) consult informally, during such visits and by telephone, with personnel of the other party performing work on the Research Program, and (c) with the other party's prior approval, which approval shall not be unreasonably withheld, visit the sites of any experiments being conducted by the other party in connection with the Research Program. If requested by the other party, Corixa and CellPro shall cause appropriate individuals working in connection with the Research Program to be available for meetings at the location of the facilities where such individuals are employed at times reasonably convenient to the party responding to such request.

3. LICENSES

         3.1 LICENSE TO CELLPRO.

                  (a) Corixa hereby grants to CellPro a worldwide license in the CellPro Field, with the right to sublicense, exclusive except as to Corixa (and, pursuant to Section 2.1, any third party performing Corixa's obligations under the Research Program), to use the Corixa Technology for research and development: (i) in accordance with the Research Program during the Research Term, (ii) in its own independent research and development in the CellPro Field and (iii) in collaboration with third parties in the CellPro Field (provided that CellPro will not grant any right or sublicense to the Corixa Technology except under a sublicense granted in accordance with Section 3.3).

                  (b) Corixa hereby grants to CellPro a worldwide license, which license shall be exclusive to CellPro (even as to Corixa) in the CellPro Field, with the right to sublicense, under the Corixa Technology to make, have made, use, sell and have sold Licensed Products.

         3.2 LICENSE TO CORIXA

         CellPro hereby grants to Corixa a nonexclusive license to use the CellPro Technology for research and development only in accordance with the Research Program during the Research Term.

         3.3 SUBLICENSING.

                  (a) Notwithstanding anything herein to the contrary, CellPro shall not sublicense any rights to Corixa Technology unless the sublicensee agrees to be bound by the applicable terms hereof (e.g., confidentiality, indemnity, etc.).

                  (b) In granting a sublicense to Corixa Technology hereunder, CellPro shall notify Corixa of the scope of the sublicense, the sublicensee's identity, and all consideration received from such sublicensee, CellPro shall remain responsible for the sublicensee's compliance with the terms of this Agreement.

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                  (c) Each CellPro sublicense hereunder shall allocate to
Sublicense Fees that portion of the total consideration owing to CellPro under such sublicense as is reasonable and customary in the industry.

         3.4 TERMINATION OF THIRD PARTY LICENSES.

         If the Joint Research Committee determines that any of the Corixa Technology licensed to Corixa pursuant to a third party license agreement has insignificant scientific or economic value, then Corixa may terminate such third party license agreement without recourse by CellPro, and upon such termination CellPro's rights to such Corixa Technology hereunder shall cease.

4. ADDITIONAL FIELDS

         4.1 NEGOTIATION RIGHT.

         If technology outside the CellPro Field, but in the field of ex vivo cell therapy, becomes available to Corixa during the First Right Period, Corixa shall promptly but in no event later than [***] after its availability to Corixa, notify CellPro of such potential additional application(s) (the date of such notice is referred to in this Section 4 as the "Notice Date"). Within [***] after the Notice Date, CellPro shall notify Corixa whether or not it is interested in pursuing negotiations with Corixa to expand the CellPro Field to include any such additional applications. Notwithstanding the foregoing, if CellPro notifies Corixa that it cannot reasonably assess such opportunity within the [***] period, Corixa shall extend such period by up to another [***] to allow CellPro to complete its due diligence. If CellPro notifies Corixa of its interest in such application(s), the parties shall negotiate in good faith for [***] the terms and conditions of such expansion of the CellPro Field. If at the end of such [***] period, the parties have not, despite good faith efforts to reach agreement, agreed upon all terms and conditions for such expansion of the CellPro Field, Corixa shall be free to exploit such new application(s) outside of this Agreement except as set forth in Sections 4.2 and 4.3.

         4.2 RIGHT OF FIRST REFUSAL-[***] APPLICATIONS.

         During the [***] following the Notice Date, Corixa will not enter into any license or similar transaction with a third party regarding such technology for [***] applications unless Corixa has first offered to enter into such transaction with CellPro, as follows:

               (a) Before entering into any such transaction with a third party, Corixa will deliver to CellPro a written offer setting forth a reasonably detailed description of the technology that is subject to the proposed transaction, a description of the type of proposed transaction and a description of all the material terms and conditions applicable to the transaction.

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                  (b) Within [***] after CellPro receives such offer,
CellPro may elect, at its option, to enter into the transaction described in the offer.

                  (c) If CellPro does not elect to enter into such transaction, Corixa may enter into the transaction in accordance with the terms of its offer. If there is any material change in the terms of the transaction from the terms set forth in the offer, Corixa will offer the transaction to CellPro again, with such revised terms, in accordance with this Section 4.

         4.3 OTHER APPLICATIONS.

         During the [***] period following the Notice Date, Corixa will not make an initial offer to any third party of any technology in the field of ex vivo cell therapy for applications other than [***] applications on terms which are, on balance, more favorable to such third party then the terms rejected by CellPro under Section 4.1. If, however, Corixa accepts a proposal made by a third party or modifies a proposal made to a third party in response to good faith negotiations with such third party, Corixa is not obligated to offer such technology to CellPro prior to entering into the arrangement with the third party.

5. COMMERCIALIZATION

         5.1 DEVELOPMENT. CellPro shall have the right in its sole discretion, but without the obligation, to select Product Candidates for development and shall give prompt notice to Corixa of each such selection. CellPro, at its sole expense, shall conduct such preclinical and human clinical trials as CellPro determines are necessary or desirable to obtain regulatory approvals to manufacture and market Licensed Products and shall develop, seek necessary approval to market, commence marketing and market Licensed Products.

         5.2 DEVELOPMENT INFORMATION. CellPro shall keep Corixa informed as to the progress of the development of all Product Candidates under this Agreement and the filing and obtaining of the approvals necessary for marketing. Once CellPro has selected a Product Candidate and proceeded with the development thereof, then within thirty (30) days after the end of each calendar year period, CellPro shall provide to Corixa a reasonably detailed written report describing the progress of the development of the Product Candidate.

         5.3 DILIGENCE IN DEVELOPMENT AND COMMERCIALIZATION. CellPro shall exercise at least the same level of diligence in the clinical development and commercialization of Licensed Products as it currently uses, or in the past has used, with respect to its own commercially successful products.

         5.4 MANUFACTURING.

                  (a) CellPro shall, at its sole expense, manufacture or have manufactured, all Licensed Products. Substantially all of each Licensed Product sold in the United States shall be manufactured in the United States. In the event CellPro desires that Corixa

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manufacture or supply any Licensed Product, CellPro and Corixa shall negotiate in good faith an agreement for the supply of such Licensed Product. Corixa shall, at CellPro's expense, at all times make available and shall cause other licensees of Corixa Technology and other collaborators in the Research Program to make available to CellPro, its sublicensees and to the United States Food and Drug Administration ("FDA") and similar agencies at the United States level and at various international levels, solely for the purposes of seeking or maintaining regulatory approval, any and all information requested or required by CellPro or such agencies in connection with CellPro's development or licensure of any Product Candidate or CellPro's licensure, manufacture or sale of any Licensed Product. CellPro shall, at Corixa's expense, at all times make available and shall cause its sublicensees of the Corixa Technology to make available to Corixa, its licensees and sublicensees and to the FDA and similar agencies at the United States level and at various international levels, solely for the purpose of seeking or maintaining regulatory approval any and all information requested or required by Corixa or such agencies in connection with Corixa's development, manufacturing, license or sale of any product that incorporates the Corixa technology. The requirement to make such information available includes, without limitation enabling each party to cross reference any file (i.e., DMF BMF, IND, IDE and their foreign counterparts) with the agencies described above which contains such information.

                  (b) CellPro shall be the holder of any filing with or approval granted by any regulatory body applicable to any Licensed Product. Each of CellPro and Corixa shall comply with all health registration laws, regulations and orders of any government entity applicable to the Licensed Products, including the provision of information by Corixa to CellPro to comply with FDA or other governmental reporting requirements.

                  (c) Either party shall advise the other party, by telephone or facsimile, within such time as required by the FDA or foreign equivalent (with respect to the severity of such adverse reaction) after it becomes aware of any reportable adverse reaction from the use of any Product Candidate or Licensed Product. Such advising party shall provide the other party with a written report delivered by confirmed facsimile or any reported adverse reaction, stating the full facts known to it, including but not limited to customer name, address, telephone number and lot or serial number as appropriate.

                  (d) CellPro and Corixa each shall notify the other promptly if any Licensed Product is alleged or proven to be the subject of a recall, market withdrawal or correction, and the parties shall cooperate in the handling and disposition of any such recall, market withdrawal or correction; provided, however, in the event of a disagreement as to any matters related to such recall, market withdrawal or correction, CellPro shall have final authority. CellPro shall bear the cost of all recall, market withdrawal or correction of a Licensed Product.

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6. ROYALTY AND MILESTONE PAYMENTS

                  6.1 ROYALTIES.

                  (a) CellPro shall pay Corixa the following royalty on the cumulative, worldwide Net Sales Price of Licensed Products during the Royalty Period, without regard to indications, dose form, unit size, or other attributes:

                Cumulative
                Net Sales Price During
                Calendar Year                        Royalty Rate
                ----------------------               ------------

                $[***] to $[***]                        [***]%

                Above $[***]                            [***]%
                and at or below
                $[***]

                Above $[***]                            [***]%

For example, if the cumulative Net Sales Price of all Licensed Products sold during a calendar year is $[***], the total royalties to be paid would equal $[***] (i.e., [***]% of $[***] plus [***]% of $[***]).

                  (b) CellPro shall pay to Corixa annually a minimum royalty of [***] (U.S.$[***]) for each of the United States and the European Economic Community which respective minimums shall commence [***] after receipt of regulatory approval for commercial sale of a Licensed Product in each such area. CellPro shall pay to Corixa annually a minimum royalty of [***] (U.S.$[***]) in the aggregate for Japan and ROW, treated as a whole, which minimum shall commence [***] after receipt of regulatory approval for commercial sale of a Licensed Product in Japan. Amounts owing annually pursuant to Section 6.1(a) shall be applied against such minimum royalty payment. Any amount creditable against royalties as defined in Section 6.1(d) below may be applied against any such minimum royalties due.

                  (c) Each sale of a Licensed Product will be subject to a single royalty payment hereunder regardless of whether the Licensed Product or its manufacture, use or sale is covered by more than one Valid Claim included in a licensed patent or more than one patent in the licensed patents.

                  (d) [***] ([***]%) of the milestone payments for a Licensed Product payable pursuant to Section 6.3 (excluding [***] and all license fees paid as described in Section 6.5 shall be creditable against future royalties due hereunder on the Licensed Products, provided that in no event shall royalties paid to Corixa

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

be so reduced by more than [***] ([***]%) of the otherwise payable royalty and that such [***]% offset shall not apply to the minimum royalties due pursuant to
Section 6.1(b). Any uncredited portion shall be carried forward for credit in subsequent years.

                  (e) Royalties shall be paid to Corixa in U.S. Dollars within forty-five (45) days after the end of each calendar quarter with respect to sales of Licensed Products accruing during such quarter. With each royalty payment CellPro shall deliver to Corixa a statement setting forth by country and Licensed Product the sales during the quarter and a calculation of the royalties due thereon. Sales may be invoiced in the currency of the invoicing company ("Functional Currency") or in the local currency of the customer. When a sale is invoiced in local currency, the individual transaction must first be converted to the Functional Currency in accordance with Generally Accepted Accounting Principles. Where the Functional Currency is not U.S. Dollars, the monthly sales amounts will be translated to U.S. Dollars by using an average rate of exchange. This average will be computed using the rate of exchange quoted under Foreign Exchange in The Wall Street Journal as of the end of the current month plus the rate as of the end of the prior month and dividing by 2.

                  (f) Notwithstanding the foregoing, CellPro shall pay royalties at only [***] ([***]%) of the applicable royalty rate set forth in Section 6.1(a), on those sales of any Licensed Product for which at the time and in the country of sale (i) such Licensed Product is not covered by a Valid Claim and
(ii) a third party is selling a Competitive Product. CellPro shall pay royalties at [***] ([***]%) of the applicable royalty rate set forth in Section 6.1(a) on those sales of any Licensed Product for which (i) at the time and in the country of manufacture, the Licensed Product is not covered by a Valid Claim and (ii) at the time and in the country of sale to the end user the Licensed Product is not covered by a Valid Claim.

         6.2 THIRD-PARTY ROYALTIES AND FEES.


                  (a) All third-party royalties and all non-royalty obligations which may become due with respect to the intellectual property listed on
Schedule 1.10 or otherwise owned or controlled by Corixa- on the date of this Agreement shall remain Corixa's sole responsibility. A complete list of the foregoing third parties obligations is set forth on Schedule 6.2(a). In addition, if Corixa executes a license agreement with GenQuest, Inc. for technology consisting of [***] in the CellPro Field, such technology will become part of the Corixa Technology, and Corixa shall be responsible for all royalty and non-royalty obligations under such license agreement. In the event the Joint Research Committee determines that a license from a third party (not an Affiliate of CellPro) is necessary to develop or market a Licensed Product, then Corixa shall, subject to CellPro's agreement to the terms thereof, use commercially reasonable efforts to negotiate an agreement with such third party for such license. Except as set forth in paragraph 6.2(b), any resultant third-party royalties due under such license for CellPro's sales of Licensed Products during a calendar quarter shall be paid by CellPro in addition to the royalties owing to Corixa hereunder. Any obligations to pay license, milestone or option fees under such third-party license that are applicable to the CellPro Field shall be shared equally by CellPro and Corixa.

                  (b) Any royalties due with respect to Licensed Products under a license entered into under Section 11.4(c) with respect to the [***] technology described in Schedule [***] (the "[***] Technology") shall be [***]. Any portion of royalties due under a license of the [***] Technology that are [***] of the Net Sale Price shall be [***]. Any obligations to pay license-related fees shall be borne by Corixa.

         6.3 MILESTONE PAYMENTS. CellPro shall pay Corixa the following amounts within thirty (30) days after the occurrence of the event indicated:

       Event                                                      Amount
       -----                                                      ------

       As to the first Licensed Product, commencement of the     $[***]
       first CellPro (or its sublicensee) sponsored clinical
       trial.

       As to the first Licensed Product, commencement of the     $[***]
       first CelllPro (or its sublicensee) sponsored phase III
       clinical trial.

       As to the first Licensed Product, regulatory approval     $[***]
       in the United States, Japan or the European Economic
       Community..

       Commencement of the earlier of a CellPro (or its           $[***]
       sublicensee) sponsored phase III clinical trial for (i)
       the second Licensed Product or (ii) the second
       significant indication of the first Licensed Product.

       The earlier of regulatory approval in the United
       States, Japan or the European Economic Community for       $[***]
       (i) a significant indication of the second Licensed
       Product or (ii) the second significant indication for
       the first Licensed Product.

         6.4 SUBLICENSE FEES. CellPro shall pay to Corixa [***] ([***]%) of all Sublicense Fees received prior to [***] and [***] ([***]%) of all Sublicense Fees received after [***].

         6.5 PREPAID LICENSE FEE. CellPro shall pay [***] ($[***]) to Corixa within two (2) weeks after the date on which the last of the parties has executed this Agreement [***]. Such fee shall be allocated by Corixa as set forth on Schedule 6.5 [***].

         6.6 METHOD OF PAYMENT. All payments owing by CellPro to Corixa shall be made by wire transfer of immediately available funds in accordance with wiring instructions provided by Corixa to CellPro from time to time.

         6.7 BOOKS AND RECORDS.

                  (a) CellPro shall keep, and shall cause its Affiliates and sublicensees to keep, accurate books and records in sufficient detail to verify the calculation of Net Sales Price and royalties and the accuracy of the royalty reports hereunder, such books and records being retained at a principal place of business for at least thirty-six (36) months after the end of the year to which they pertain.

                  (b) Upon the written request of Corixa, CellPro shall permit an independent certified public accounting firm of nationally recognized standing, selected by Corixa, to have access during normal business hours to such of the records as may be reasonably necessary solely to verify the calculation of Net Sales Price and royalties and the accuracy of the royalty reports hereunder for any year ending not more than thirty-six (36) months prior to the date of such request. If the accounting firm concludes that additional royalties were owed during the audited period, CellPro shall pay the additional royalties within thirty (30) days after the date Corixa delivers to CellPro such accounting firm's written report so concluding. The fees charged by such accounting firm shall be paid by Corixa; provided, however, that if an audit discloses that the royalties payable by CellPro for such audited period are more than [***] ([***]%) of the royalties actually paid for such period, then CellPro shall pay the reasonable fees and expenses charged by the accounting firm. If such audit discloses that CellPro has paid royalties in excess of the amount due, then Corixa will credit such excess amount to future royalties owed by CellPro hereunder; provided that in no event shall royalties paid to Corixa be so reduced by more than [***]% and that such [***]% offset shall not apply to the minimum royalties due pursuant to Section 6.1(b).

                  (c) Corixa shall treat all financial information subject to review under this Section 6.7 or under any sublicense agreement as confidential and shall cause its accounting firm to retain all such financial information in confidence.

         6.8 VALUE OF COLLABORATION AND KNOW HOW. CellPro acknowledges that Corixa's participation and work in the Research Program may be of Substantial value to CellPro, including lead-time gained by CellPro as a result, and that the Know-How included in the Corixa Technology have been Identified and constitute valuable and Substantial Secrets and know-how of Corixa. The parties acknowledge and agree that, for their mutual convenience and after considering other alternatives, including an initial noncreditable, upfront payment, the payments to Corixa set forth in this Agreement, including the structure and timing of royalty payments, are an appropriate and mutually convenient way of compensating Corixa. For the purposes of this Section 6.8, the following terms have the following specified meanings:

         "Know-How" shall mean all technical information, materials and know-how owned and/or controlled by Corixa now and during the term of this Agreement that relates to the CellPro Field and shall include, without limitation, all chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data and any other information relating to the CellPro Field and useful for the development and commercialization of the Licensed Products.

         "Secret" shall mean that the Know-How as a body or in the precise configuration and assembly of its components is not generally known or easily accessible, so that part of its value consists in the lead-time CellPro gains when it is communicated to it; Secret is not limited to the narrow sense that each individual component of the Know-How should be totally unknown or unobtainable outside the Corixa's business.

         "Substantial" shall mean that the Know-How includes information which is of importance for the whole or a significant part of (i) a manufacturing process or (ii) a product or service, or (iii) for the development thereof and excludes information which is trivial. Such Know-How must thus be useful, i.e., can reasonably be expected at the date of conclusion of the Agreement to be capable of improving the competitive position of CellPro, for example by helping CellPro to enter a new market or giving CellPro an advantage in competition with other manufacturers or providers of services who do not have access to the licensed Secret Know-How or other comparable Secret Know-How.

         "Identified" shall mean that the Know-How is described or recorded in such a manner as to make it possible to verify that it fulfills the criteria of secrecy and substantiality and to ensure that CellPro is not unduly restricted in its exploitation of its own technology.

7. CONFIDENTIALITY; PUBLICITY; PUBLICATIONS

         7.1 CONFIDENTIALITY.

         In fulfilling their obligations under this Agreement, it may be desirable or necessary for the parties to disclose to one another certain of their Confidential Information. In the event of receipt of such Confidential Information, the receiving party agrees to preserve such information as confidential and not to disclose it to third parties or to use it except in connection with this Agreement for a period of five (5) years after receipt. Except as provided in Sections 7.2 and 7.3, CellPro shall keep confidential and not disclose to third parties or use except as allowed by this Agreement all information related to Joint Know-How Rights in the Corixa Field and Joint Patent Rights in the Corixa Field. Similarly, except as provided in Sections 7.2 and 7.3, Corixa shall keep confidential and not disclosure to third parties or use except as allowed by this Agreement all information related to Joint Know-How Rights in the CellPro Field and Joint Patent Rights in the CellPro Field. The foregoing obligations shall not apply to any information that:

                  (a) is now in the public domain or becomes generally available to the public through no fault of the receiving party;

                  (b) is already known to, or in the possession of, the receiving party as can be demonstrated by documentary evidence;

                  (c) is disclosed to the receiving party on a nonconfidential basis by a third party having the right to make such disclosure; or

                  (d) is independently developed by the receiving party as can be demonstrated by documentary evidence.

In addition, to the extent reasonably necessary to fulfill its obligations or exercise its rights under this Agreement (a) a party may disclose Confidential Information to its Affiliates, sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis on condition that such persons or entities agree to be bound by the provisions of this Section 7.1, (b) a party or its Affiliates or sublicensees may disclose Confidential Information to governmental or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents or regulatory authorizations, provided that the disclosing party shall request confidential treatment thereof, and (c) a party may disclose Confidential Information as required by applicable law, regulation or judicial process, provided that such party shall give the other party (i) prior written notice thereof; (ii) adequate opportunity to object to any such disclosure or to request confidential treatment thereof; and (iii) shall take all steps reasonably possible to minimize the disclosure to that level mandated by law.

         7.2 PUBLICITY. The parties may make a joint announcement of the existence of this Agreement. Provided such disclosure involves no disclosure of Corixa Confidential Information, CellPro may announce clinical, regulatory and commercial developments related to Licensed Products. All announcements made by either party pursuant to this Section will give appropriate credit to the scientific contributions of other party. Other than as described above, neither party shall publish any news release or other public announcement, written or oral, announcing this Agreement or any performance hereunder, except to the extent required by law in the reasonable opinion of legal counsel for the originating party (written notice of such opinion being given to the other party prior to publication and such publication delayed for a reasonable time to allow the nonpublishing party to respond) or to the extent mutually agreed by the parties. Corixa acknowledges and agrees that CellPro may file this Agreement with the Securities and Exchange Commission pursuant to applicable regulations (with appropriate requests for confidential treatment of certain matters after consultation with Corixa).

         7.3 PUBLICATION. Each party shall have the right to publish or present the results of the Research Program and announce scientific progress or results of the Research Program provided such publication, presentation or announcement does not otherwise disclose Confidential Information of the other party and such publication or announcement (and any revisions) is submitted to the nonpublishing party at least sixty (60) days prior to submitting it to a journal, editor, news wire or other third party. The nonpublishing party shall have sixty (60) days after receipt to review the proposed publication or presentation. Upon notice within such sixty (60) day period by the nonpublishing party that such party reasonably believes a patent application relating to the results of the Research Program should be filed prior to the publication or presentation, submission of the publication or presentation shall be delayed but in no case for more than ninety (90) days from the date of such notice.

8. PATENT OWNERSHIP; PATENT PROSECUTION

         8.1 SOLE PATENT RIGHTS. Patentable Technology made, conceived or reduced to practice solely by one or more employees or agents of only one party in the course of performing the Research Program shall be owned by such party, subject to the licenses granted herein. A party's rights in such Technology are part of that party's Sole Patent Rights. Each party shall, at its own cost, diligently and in good faith file, prosecute, and maintain patents on its Sole Patent Rights according to its own internal standards using patent counsel and other professional advisors of its own choosing. Each party shall promptly disclose to the other party and the Joint Research Committee the conception or reduction to practice under the Research Program of any inventions for which Sole Patent Rights may be sought.

         8.2 JOINT PATENT RIGHTS. Technology made, conceived or reduced to practice by one or more employees or agents from each party in the course of performing the Research Program shall be owned by each party with the other party as equal, undivided property, subject to the licenses granted under this Agreement. Rights in such Technology as is patentable and nonpatentable are part of the Joint Patent Rights and Joint Know-How Rights, respectively. Each party shall promptly disclose to the other party and the Joint Research Committee the conception or reduction to practice of inventions for which Joint Patent Rights may be sought. Corixa shall control the filing, prosecution and maintenance of Joint Patent Rights; provided that CellPro shall, subject to the rights of third party licensors of Corixa Technology, control the filing, prosecution and maintenance of Joint Patent Rights in the CellPro Technical Field. The party controlling the filing, prosecution and maintenance of Joint Patent Rights (the "Filing Party") shall retain patent counsel reasonably acceptable to the other party to assist in the filing, prosecution and maintenance of Joint Patent Rights. The Filing Party shall cause to be provided to the other party the text of any patent applications before filing and consider in good faith and incorporate the other party's reasonable requests related thereto. In all other matters related to the filing, prosecution, issuance and maintenance of Joint Patent Rights, the Filing Party shall provide to the other party copies of any official action or submission and shall confer with the other party giving due consideration to the other party's reasonable requests. The reasonable costs of filing, prosecuting and maintaining the Joint Patent Rights shall be shared equally by Corixa and CellPro or the party assuming responsibility under Section
8.4. CellPro will have the exclusive right in the CellPro Field and the CellPro Technical Field to make, have made, use, sell, have sold or license any right under the Joint Patent Rights and Joint Know-How Rights, with no obligation to account to Corixa. Corixa will have the exclusive right outside the CellPro Field and the CellPro Technical Field to make, have made, use, sell, have sold or license any right under the Joint Patent Rights and Joint Know-How Rights, with no obligation to account to CellPro.

         8.3 COOPERATION. Each party shall cooperate and assist the other party in connection with its filing, prosecution and maintenance of Sole Patent Rights and Joint Patent Rights. Each party shall keep the other party informed at regular intervals, or upon request, of the status of all patent applications and patents with respect to its Sole Patent Rights licensed hereunder and with respect to Joint Patent Rights for which it has responsibility. Where appropriate, each party shall sign or cause to have signed all documents relating to the patent applications or patents for the Joint Patent Rights and shall cause such patent applications and patents to be assigned to CellPro and Corixa jointly.

         8.4 ABANDONMENT. In the event that CellPro or Corixa elect not to file, prosecute, maintain or pay their proportionate share of the reasonable costs for a Sole Patent Right licensed hereunder or a Joint Patent Right, it shall promptly provide adequate notice to the other party and allow the other party, at its expense, the opportunity to proceed with such Sole Patent Right or Joint Patent Right and the party electing not to file, prosecute or maintain a Sole Patent Right or a Joint Patent Right shall promptly assign all of its right, title and interest in and to such patent right to the other party, if such other party elects to proceed.

         8.5 PATENT TERM RESTORATION. The party that has responsibility under this Section 8 for prosecuting a patent that is licensed under this Agreement for making, having made, using, selling or having sold a Licensed Product shall promptly notify the other party of (a) the issuance of a patent in the United States or foreign country, including its issue date and patent number, where extension of the term of the patent is possible under the Drug Price Competition and Patent Term Restoration Act of 1984 or any similar foreign law, or successor United States or foreign law (the "Patent Term Restoration Act") and (b) any notice it receives under the Patent Term Restoration Act, including notices from persons who have filed in the United States an abbreviated new drug application. The notice to be provided to the other party shall be given within ten (10) days after issuance of the patent or receipt of the notice pursuant to the Patent Term Restoration Act, as the case may be. After such notice, the parties shall discuss relevant issues, possible courses of action, any third-party allegations of failure to show due diligence and any extensions of the patent term under the Patent Term Restoration Act.

9. PATENT ENFORCEMENT

         9.1 NOTICE AND PRIMARY RESPONSIBILITY. Upon learning of the infringement in the CellPro Field of Corixa's Sole Patent Rights or the Joint Patent Rights by a third party, a party shall promptly provide notice to the other party in writing of the fact and shall supply the other party with all evidence possessed by it pertaining to and establishing such infringement. Corixa or its licensors shall have three (3) months from the date of learning of the infringement or receipt of notice of infringement (or, in the case of Corixa Technology licensed to Corixa from third parties, such other time period as is specified in the applicable third party license agreement), or such lesser period of time if a further delay could result in material harm to, or loss of a material right of, CellPro to abate the infringement or to file suit against at least one of the infringers, at its sole expense and benefit, following consultation with CellPro. Notwithstanding the above, in the case of infringement of Corixa Technology licensed from third parties where the applicable third party license agreement specifies that Corixa has the first right to act and the licensor may act if Corixa fails to do so, Corixa shall, upon becoming aware of such an infringement, take action or immediately tender to CellPro its right to act. Corixa shall not be obligated to bring or maintain more than one such suit at any time with respect to claims directed to any one method of manufacture, use or composition of matter.

         9.2 FAILURE TO ENFORCE. If Corixa does not bring the suit within the time set forth in Section 9.1 (or, in the case of Corixa Technology licensed to Corixa from third parties, within the time period permitted in the applicable third party license agreement), CellPro shall have the right to take whatever action it deems appropriate in its own name or, if required by law, in the name of Corixa to enforce such Sole Patent Rights or Joint Patent Rights. Prior to commencement of such infringement suit, Corixa may, at its option, elect to pay [***]% of the costs and expenses of any such infringement suit. If Corixa elects to pay such amounts, then all monies recovered upon the final judgment or settlement of any such infringement suit shall, be [***]. If Corixa does not elect to pay such amounts, then CellPro will retain any and all monies recovered upon the first judgment or settlement of any such infringement suit. The parties shall fully cooperate with each other in the planning and execution of any suit to enforce their Sole Patent Rights in the CellPro Field or Joint Patent Rights. CellPro will not have any obligation to take any specific enforcement action or share any proceeds from such an action with respect to CellPro's Sole Patent Rights.

         9.3 JOINT PATENT RIGHTS. The parties shall confer with respect to enforcement of the Joint Patent Rights. In the absence of any other agreement as to the enforcement of the Joint Patent Rights, Corixa shall have the right to enforce the Joint Patent Rights during the Research Term. After the Research Term and in the absence of any agreement between the parties, each party shall have the right to enforce the Joint Patent Rights at its expense and retain any award of damages or expenses, except that the party whose exclusive license rights in the Joint Patent Rights are being infringed shall have three (3) months from the date of learning of the infringement or receipt of notice of infringement (or such lesser period of time if a further delay could result in material harm to, or loss of a material right of, the other party) to abate the infringement or to file suit against at least one of the infringers, at its sole expense following consultation with the other party and the provisions of Section 9.2 shall apply (i.e., right of the other party to subsequently bring an infringement suit, sharing of any final judgment or settlement and cooperation).

         9.4 PARTICIPATION. The party bringing the infringement suit shall not settle the suit or otherwise consent to an adverse judgment in such suit in a manner that diminishes the rights or interests of the other party without the other party's consent.

10. PATENT INFRINGEMENT

         If a party, or to its knowledge any of its Affiliates, sublicensees or customers, shall be sued by a third party for infringement of a patent because of the performance of the Research Program or the development, manufacture, use or sale of Product Candidates or Licensed Products, such party shall promptly notify the other party in writing of the institution of such suit. Subject to the rights of third party licensors of Corixa Technology, the party sued shall have the right, in its sole discretion, to control the defense of such suit at its own expense, in which event the other party shall cooperate fully in the defense of such suit and furnish to the party sued all evidence and assistance in its control. The party sued shall not settle the suit or otherwise consent to an adverse judgment in such suit in a manner that diminishes the rights or interests of the other party without the other party's consent. Any judgments, settlements or damages payable with respect to the suit shall be paid by the party that controls the defense of the suit, subject to any claims against the other party for breach of or for indemnification under this Agreement or that are otherwise available at law or in equity. Any third-party royalty payments required to be paid as a result of a judgment or settlement under this Section 10 shall be paid by CellPro. [***].

11. REPRESENTATION AND WARRANTIES

         11.1 BOTH PARTIES. Each party hereby represents and warrants to the other party that as of the date hereof:

                  (a) All necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained in connection with execution, delivery and performance of this Agreement have been obtained.

                  (b) Notwithstanding anything to the contrary in this Agreement, its execution, delivery and performance of this Agreement (i) shall not conflict with or violate any requirement of applicable laws or regulations and (ii) shall not conflict with, violate or breach or constitute a default or require any consent under any of its contractual obligations.

                  (c) Such party has all rights necessary to grant the licenses being granted by it under this Agreement, without conflict with the rights of any third party, and has taken all steps required under any third party agreements to grant such licenses.

         11.2 CELLPRO.

         CellPro hereby represents and warrants to Corixa that:

                  (a) CellPro has not granted commercialization rights which would conflict with its performance of this Agreement. CellPro does not have any agreements with any third party, including the U.S. government, that give the third party, including the U.S. government, any right to acquire, own or possess in the CellPro Field any commercial right or interest in any patents or other proprietary rights arising or resulting from its work in the Research Program.

                  (b) Except as disclosed to Corixa, CellPro is not aware, after reasonable diligence, of any patents or other proprietary rights of any third party that would materially affect the performance of the Research Program by CellPro or the exercise of the license rights granted hereunder to Corixa.

         11.3 CORIXA.

         Corixa hereby represents and warrants to CellPro that:

                  (a) Corixa has not granted commercialization rights under the Corixa Technology in the CellPro Field to any third party. Corixa does not have any agreements with any third party, including the U.S. government, that give the third party, including the U.S. government, any right to acquire, own or possess in the CellPro Field any commercial right or interest in any patents or other proprietary rights arising or resulting from its work in the Research Program.

                  (b) Schedule 1.10, as amended from time to time, contains a list of all patent applications filed on or before the Effective Date that are included in the Corixa Technology. All the inventors named in the applications have assigned, or are under an obligation to assign, to Corixa or its licensor all of their right, title and interest in the inventions claimed in the applications.

                  (c) Corixa has not received any notice of a claim of infringement or misappropriation of any alleged rights asserted by any third party in relation to any Corixa Technology.

                  (d) Except as disclosed to CellPro, Corixa is not aware, after reasonable diligence; of any patents or other proprietary rights of any third party which would materially affect the performance of the Research Program by Corixa or the exercise of the license rights granted hereunder to CellPro.

                  (e) Corixa owns or is the licensee in good standing of all Corixa Technology

         11.4 COVENANTS.

                  (a) Both parties covenant and agree that they shall at all times during the term of this Agreement and thereafter so long as the Licensed Products are being commercialized, keep current all such party's obligations to its licensors with respect to any technology which is the subject matter of this Agreement.

                  (b) Each of Corixa and CellPro covenants and agrees that it shall diligently and in good faith file, prosecute and maintain all patents owned or controlled by such party and licensed or sublicensed hereunder.


                  (c) Corixa covenants that it will use commercially reasonable efforts to obtain a license to the Microsphere Technology (which will include a worldwide license, with rights to sublicense, to make, have made, use, sell and have sold Licensed Products using the Microsphere Technology) and will amend
Schedule 1.10 to include the Microsphere Technology by January 1, 1997. If Corixa fails to obtain such license on or before January 1, 1997 (or any applicable extension date) then CellPro may, at its option, elect to terminate this Agreement by delivering written notice of termination to Corixa on or before January 31, 1997. If CellPro does not deliver such notice on or before January 31, 1997, this Agreement will continue in full force and effect, and Corixa will furnish, without charge to CellPro, services scheduled to be performed under the Research Plan with a value of $200,000, and accordingly the amount of funding for the next quarterly payment under Section 2.2 will be reduced by $200,000. If CellPro delivers such notice on or before January 31, 1997, then this Agreement will terminate and (i) each party will return Confidential Information of the other in accordance with Section 14.5; (ii) the licenses set forth in Section 3 will terminate; (iii) the parties' rights to the results of the Research Program through the date of termination will be determined under Section 8; (iv) neither party will have any further obligation under the Research Program or any obligation to make or refund any payment under this Agreement; and (v) such termination shall not relieve either party of any obligation accruing prior to such termination.

                  (d) Corixa covenants that it will use commercially reasonable efforts to ensure that the license to the Microsphere Technology permits CellPro to use the Microsphere Technology in Liquid Tumor Therapy (in addition to Solid Tumor Therapy) in the CellPro Field. If Corixa obtains the license described in Section 11.4(c), but such license does not permit CellPro to use the Microsphere Technology in Liquid Tumor Applications on the

CellPro Field, and Corixa will furnish, without charge to CellPro, services scheduled to be performed under the Research Program with a value of $200,000, and accordingly the amount of funding for the next quarterly payment under
Section 2.2 will be reduced by $200,000.



                  (e) Corixa covenants that it will obtain prior to July 1, 1996 amendments, modifications or waivers as reasonably required to ensure that this Agreement does not conflict with or cause a breach of any of the license agreements listed on Schedule 6.2(a) under which Corixa has obtained licenses to Corixa Technology from Dana Farber, University of Pittsburgh, University of Washington/Washington Research Foundation and Roswell Park.


                  (f) Corixa will defend, and indemnify CellPro from any third party claims arising out of Corixa's financial obligations to existing third party licensors of Corixa Technology under the license agreements listed on
Schedule 6.2(a) (e.g., royalty calculations and payment, net sales calculation, license or sublicense fees, indemnification obligations, etc.). Corixa will have no obligation to reimburse or indemnify CellPro for any claim arising out of a failure of a third party licensor to obtain any specific patent or other intellectual property protection.

         11.5 DISCLAIMER. EXCEPT AS SET FORTH IN THIS AGREEMENT, CORIXA MAKES NO OTHER REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE CORIXA TECHNOLOGY OR ANY PRODUCTS RELATED THERETO, AND CELLPRO MAKES NO OTHER REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE CELLPRO TECHNOLOGY OR ANY PRODUCTS RELATED THERETO, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PATENTABILITY AND NONINFRINGEMENT. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A WARRANTY THAT ANY APPLIED-FOR PATENT SHALL ISSUE OR OTHERWISE BECOME VALID OR ENFORCEABLE.

         11.6 LIMITATION OF LIABILITY. NEITHER PARTY HEREUNDER SHALL BE LIABLE IN ANY EVENT FOR ANY INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES OR FOR LOST PROFITS.

12. INDEMNIFICATION; INSURANCE

         12.1 DIRECT INDEMNITY. Each party shall indemnify and hold the other party, its Affiliates and sublicensees harmless, and hereby forever releases and discharges the other party, its Affiliates and sublicensees, from and against all claims, demands, liabilities, damages and expenses, including attorneys' fees and costs (collectively, "Liabilities"), related to any claim of a third party (not an Affiliate or sublicensee) arising out of the negligence, recklessness or intentional misconduct of the indemnifying party, its Affiliates or sublicensees in connection with the work performed by such party in the Research Program, development or the marketing or sale of Product Candidates or Licensed Products hereunder; or the breach of any warranty hereunder except in each case to the extent such Liabilities resulted from the negligence, recklessness or intentional misconduct of the other party.

         12.2 OTHER INDEMNITY. Each party shall indemnify and hold the other party, its Affiliates and sublicensees harmless from and against all Liabilities suffered or incurred in connection with third-party claims for personal injuries or any product recall to the extent caused by (a) any failure to test for or provide adequate warnings of adverse side effects to the extent such failure arises out of the negligence, recklessness or intentional misconduct in connection with the indemnifying party's preclinical or clinical testing obligations hereunder, (b) any manufacturing defect in any Product or any other material manufactured by the indemnifying party, its Affiliates or its sublicensees or (c) any other act or omission (without regard to culpable conduct) of the indemnifying party, its Affiliates or its sublicensees in connection with the activities contemplated under this Agreement; except in each case to the extent such Liabilities resulted from the negligence, recklessness or intentional misconduct of the other party.

         12.3 PROCEDURE. A party that intends to claim indemnification under this Section 12 or paragraph 11.4(f) (the "Indemnitee") shall promptly notify the other party (the "Indemnitor") of any Liability or action in respect of which the Indemnitee or any of its Affiliates or sublicensees intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other Indemnitor similarly noticed, to assume the defense hereof with counsel selected by the Indemnitor; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the Indemnitee, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this Section 12 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 12, but the omission so to deliver notice to the Indemnitor shall not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section
12. The Indemnitee under this Section 12, its employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or Liabilities covered by this indemnification.

         12.4 INSURANCE. Commencing at the time of CellPro's initial clinical testing of a Licensed Product, CellPro shall maintain for each Licensed Product, through self-insurance or otherwise, liability insurance with respect to its development, manufacture and sale of Licensed Products as follows:

                  COVERAGE                                 LIMITS
        -----------------------------          ---------------------------------
(a)     Workers' Compensation                  Statutory

(b)     Employer's Liability                   $[***]

(c)     Commercial General Liability;          $[***]
        including without limitation,
        Products, Contractual, Fire,
        Legal and Personal Injury

(d)     Umbrella Liability                     $[***]
                                               ---------------------------------

CellPro shall maintain such insurance for so long as it continues to develop, manufacture or sell any Licensed Products, and thereafter for so long as CellPro maintains insurance for itself covering such manufacture or sales.

         12.5 INDEMNITY EXCLUSION. A party that relinquishes rights to a Product Candidate or Licensed Product to the other party shall not be obligated to indemnify the other party, its Affiliates or sublicensees under Sections 12.1 and 12.2 with respect to their use of information obtained from the relinquishing party as a result of the relinquishing of rights to the Product Candidate or Licensed Product.

13. DISPUTE RESOLUTION

         13.1 GOOD FAITH DISCUSSIONS. The parties shall attempt to resolve through good faith discussions any dispute which arises under this Agreement. Any dispute may, at the election of either party, be referred to the chief executive officers of each party. If they are unable to resolve the dispute, except one having to do with the scope, enforceability, infringement or validity of a patent or trade secret, within thirty (30) days after delivery of written notice of the dispute from one party to the other, either party may seek to resolve it by initiating an Alternative Dispute Resolution ("ADR") in which the Judicial Arbitration and Mediation Services ("JAMS"), Seattle, Washington shall select the arbitrator ("Arbitrator") as provided herein. If JAMS is not in existence at the time of such dispute the American Arbitration Association, Seattle, Washington shall be substituted.

         13.2 SELECTION OF ARBITRATOR. An ADR shall be initiated by a party by sending written notice thereof to the other party and JAMS, which notice shall state the issues to be resolved. Within ten (10) business days after receipt of such notice, the other party may, by sending written notice to the initiating party and JAMS, add issues to be resolved. Within twenty (20) business days after the date of the original ADR notice, JAMS shall nominate to the parties at least five (5) qualified nominees from JAMS's panel. The parties shall have five
(5) business days after the receipt of such nominations to agree on a Arbitrator or, failing to agree, to rank-order their preferences with the most preferred being given the lowest number, and mail the rank-order to JAMS. JAMS shall notify the parties of their selection. If all nominees are unacceptable to a party, the procedure shall be repeated and, if the parties cannot select a Arbitrator the second time, JAMS shall select the Arbitrator.

         13.3 ARBITRATOR WITH SPECIAL EXPERTISE. In the event of a dispute between the parties relating to the calculation of any royalties or the amount of other consideration payable under this Agreement (including, without limitation, the results of any audit conducted on behalf of a party pursuant to
Section 6.4), then, in addition to the procedure set forth in Section 13.2, the Arbitrator shall be a partner or full member of an internationally recognized certified public accounting firm which is not an auditing firm for either party and has not provided material services to either party during the last two (2) year period prior to the date of ADR initiation.

         13.4 ADR HEARING. The Arbitrator shall hold a hearing to resolve the issues within one hundred twenty (120) business days after selection. The location of the hearing shall be Seattle, Washington. Each party may be represented by counsel. Prior to the hearing, the parties shall be entitled to engage in discovery under procedures of the Federal Rules of Civil Procedure; provided, however, that a party may not submit more than fifty (50) written interrogatories or take more than six (6) depositions. There shall not be, and the Arbitrator shall not permit, any discovery within thirty (30) days of the hearing. The Arbitrator shall have sole discretion regarding the admissibility of evidence and conduct of the hearing. At least five (5) business days prior to the hearing, each party shall submit to the other party and the Arbitrator a copy of all exhibits on which such party intends to rely at the hearing, a pre-hearing brief (up to 30 pages) and a proposed disposition of the dispute (up to 5 pages). The proposed disposition shall be limited to proposed rulings and remedies on each issue, and shall contain no argument on or analysis of the facts or issues; provided, however, that the parties will not present proposed monetary remedies. Within five (5) business days after close of the hearing, each party may submit a post-hearing brief (up to 5 pages) to the Arbitrator.

         13.5 ADR RULING; FEES AND EXPENSES. The Arbitrator shall render a disposition on the proposed rulings as expeditiously as possible after the hearing, but not later than fifteen (15) business days after the conclusion of the hearing. The Arbitrator shall rule on each issue and shall adopt in its entirety the proposed ruling of one of the parties on each issue. In the circumstances where the Arbitrator rules for a party on a claim in the form of a claim for monetary damages, the parties will then submit a proposed remedy within ten (10) days of notice of the ruling. The proposed remedy may be accompanied by a brief in support of the remedy not to exceed five (5) pages. The Arbitrator will rule on and adopt one of the proposed remedies within ten
(10) days of their submission. The Arbitrator's disposition shall be final and not appealable, except that either party shall have the right to appeal such disposition on the basis it was affected by fraud or bad faith in connection with the ADR proceedings. A judgment on the Arbitrator's disposition may be entered in any court having jurisdiction over the parties. The reasonable fees and expenses of the Arbitrator, as well as the standard charges of JAMS for its assistance, shall be borne equally by the parties or as they may otherwise agree.

         13.6 JAMS RULES. Except as otherwise provided in this Section 13, JAMS Rules shall be used in connection with the ADR.

         13.7 WAIVER. A party shall not be prohibited from bringing a claim for resolution under this Section 13 on the ground that the claim could have been brought during an earlier proceeding under this Section 13.

14. TERM; TERMINATION

         14.1 EXPIRATION. Unless terminated earlier by agreement of the parties or pursuant to Section 14.4, this Agreement shall expire on the last to expire of any Royalty Periods (i.e., when CellPro no longer has an obligation to pay royalties under this Agreement).

         14.2 EARLIER TERMINATION. If CellPro has failed to provide the funding set forth in Section 2.2 within ten (10) days after notice of such failure, Corixa shall have the right to terminate this Agreement. If Corixa fails to perform its obligations under the Research Program within thirty (30) days after notice of such failure (or, if such failure cannot reasonably be remedied within thirty (30) days, then such longer period as is reasonable, not to exceed ninety
(90) days), CellPro shall have the right to terminate funding for the Research Program. In such event, the provisions of Section 2 of this Agreement will be terminated, but the license set forth in Section 3.1 will continue in full force and effect solely with respect to the Corixa Technology as it exists on the date of such termination, subject to payment of royalties and the other provisions of this Agreement. Except as provided in this Section 14.2, a party shall not have the right to terminate this Agreement or the license rights hereunder for breach by the other party, but shall have the right to seek remedies, both equitable and legal, for breach using the procedures of Section 13. If as a result:

                  (a) the Arbitrator, in accordance with the procedures set forth in Section 13 renders a ruling (an "Adverse Ruling") that CellPro has breached this Agreement by (i) failing to make a milestone payment with respect to a Product as and when due or (ii) failing to make a royalty payment with respect to a Product as and when due;

                  (b) CellPro has failed to comply with the terms of the Adverse Ruling within the time period specified therein for compliance or, if no time period is stated, within ten (10) days after the Adverse Ruling; and

                  (c) Corixa has served notice upon CellPro to undertake the actions required by the Adverse Ruling and CellPro has failed, within ten (10) days of such notice, to undertake such action;

then Corixa shall have the right to terminate any or all of CellPro's license rights under this Agreement.

         14.3 EFFECT OF EXPIRATION OR TERMINATION.

                  (a) Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. Any accrued obligation and the provisions of Sections 1, 6.7, 7, 11, 12, 13, 14.5 and 16.4 shall survive the expiration or termination of this Agreement. In the event of termination of this Agreement or termination of a license right granted to CellPro under Section 3.1(b), CellPro, its Affiliates and its sublicensees shall have the right over the next six (6) months to sell any inventory of the Licensed Products affected by such termination, provided royalties are paid to the other party which would otherwise be payable during the term of this Agreement.

                  (b) Unless subject to termination pursuant to Section 14.2, nonrenewal of the Research Term pursuant to Section 2.3 shall not result in termination of rights accruing to the parties during the Research Term. In the event CellPro later elects to fund further research at Corixa, the parties shall negotiate in good faith the terms of such funding, including applicable royalty rates, on terms at least as favorable to Corixa as the terms hereof.

                  (c) Upon expiration of the Royalty Period for any Licensed Product, CellPro shall have a fully paid-up, sublicensable worldwide, perpetual license to make, have made, use, sell and have sold such Licensed Product.

         14.4 BANKRUPTCY. Either party shall have the right to terminate this Agreement by delivering sixty (60) days' prior written notice to the other party in the event of the other party's bankruptcy or insolvency, provided that applicable federal bankruptcy laws shall apply.

         14.5 RETURN OF MATERIALS. Upon termination of this Agreement (or termination of a license as provided in Section 14.2), each party shall promptly return all forms of the Confidential Information received from the other party (or the Confidential Information pertaining to the terminated license), retaining only one copy of written or electronic Confidential Information for archival purposes. Upon expiration or termination of this Agreement, each party shall promptly return all forms of the Confidential Information pertaining to the licenses in Sections 3.1(a) and 3.2(b), retaining only one copy of written or electronic Confidential Information for archival purposes.


15.     RIGHT TO PARTICIPATE IN NON-CELLPRO VENTURE

        In the event CellPro sublicenses any of its rights in Corixa Technology to any special purpose entity (e.g., a SWORD, SPARC, RDLP or similar research and development funding arrangement) in order to pursue funding for the development or commercialization of such technology, then CellPro shall offer to Corixa the right to participate in the ownership of such entity, at Corixa's option, (i) on a basis consistent with CellPro's participation or (ii) on a basis consistent with a third party equity investor. Upon Corixa's exercise of its rights under this Section 15, CellPro, Corixa and any third parties involved in financing the entity shall negotiate in good faith terms that are fair and mutually beneficial, including the form of Corixa's consideration for its ownership interest.

16. MISCELLANEOUS

         16.1 FORCE MAJEURE. Neither party shall be held liable or responsible to the other party, nor be deemed to have breached this Agreement, for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, without limitation, fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority; provided that the affected party uses diligent and reasonable efforts to end the adverse effect of such force majeure. No payments for the Research Program will be due for the duration any period of force majeure that prevents Corixa from performing its obligations under the Research Program.

         16.2 ASSIGNMENT. Neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the consent of the other party; provided, however, that either Corixa or CellPro may assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its assets concerning the technology licensed hereunder, its merger or consolidation or any similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

         16.3 SEVERABILITY. If any term or provision of this Agreement is held invalid, illegal or unenforceable by a court or other governmental authority of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement, which shall remain in full force and effect. The holding of a term or provision invalid, illegal or unenforceable in a jurisdiction shall not have any effect on the application of the term or provision in any other jurisdiction.

         16.4 INTEREST. Any past due payments under this Agreement shall accrue interest at [***] ([***]%) per annum until paid or the maximum rate permitted by applicable law, whichever is less.

         16.5 NOTICES. Any notice required to be given under this Agreement shall be in writing, delivered personally, by facsimile (promptly confirmed by personal delivery, first-class mail U.S. or courier), first-class mail U.S. or courier, postage prepaid, at the addresses indicated below, or to such other address as the addressee shall have last furnished in writing to the addresser and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee if delivered personally or by facsimile or two (2) days after being sent by first class mail carrier or courier.

        If to Corixa:               Corixa Corporation
                                    1124 Columbia Street, Suite 464
                                    Seattle, WA 98104
                                    Attention:  Chief Operating Officer
                                    Fax: 206/667-5715

        with a copy to:             Legal Dept.

        If to CellPro:              CellPro, Incorporated
                                    22215 26th Avenue S.E.
                                    Bothell, WA 98021
                                    Attention:  President and CEO
                                    Fax: 206/485-4787

         16.6 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Washington regardless of its or any other jurisdiction's choice-of-law provisions, and shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods.

         16.7 ENTIRE AGREEMENT. This Agreement and all Schedules hereto, as the same may be amended from time to time, contain the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement, including the Schedules hereto. This Agreement, including the Schedules hereto, may be amended, or any term hereof modified, only by a written instrument duly executed by each party hereto.

         16.8 INDEPENDENT CONTRACTORS. Corixa and CellPro are and shall be independent contractors and the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither Corixa nor CellPro shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the party to do so.

         16.9 U.S. EXPORT LAWS AND REGULATIONS. Each party represents and warrants to the other that it does not intend to, nor shall it, export from the United States or reexport from any foreign country, or permit a third party to export or reexport, technology or technical information of the other party to a country where such export or reexport would be in violation of U.S. Export Administration Regulations.

         16.10 WAIVER. The waiver by either party hereto of any right hereunder or of a failure to perform or breach by the other party shall not be deemed a waiver of any other right hereunder or of any other failure or breach whether of a similar nature or otherwise.

         16.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       CORIXA CORPORATION



                                       By: /s/ STEVEN GILLIS
                                          ------------------------------------
                                       Its: President, Chief Executive Officer


                                       CELLPRO, INCORPORATED



                                       By: /s/ RICHARD D. MURDOCH
                                          ------------------------------------
                                       Its: President and CEO

                                  Schedule 1.1O
                              CORIXA PATENT RIGHTS


     Patent No./App. No.            Country            Filing/Issue Date
   [***]
Ser. No. [***]                        [***]              Filed [***]
Ser. No. [***]                        [***]              Filed [***]
Ser. No. [***]                        [***]              Filed [***]
Ser. No. [***]                        [***]              Filed [***]
Ser. No. [***]                        [***]              Filed [***]
Pat. No. [***]                        [***]              Issued [***]
Ser. No. [***]                        [***]              Filed [***]
Ser. No. [***]                        [***]              Filed [***]
Ser. No. [***]                        [***]              Filed [***]
Ser. No. [***]                        [***]              Filed [***]
Pat. No. [***]                        [***]              Issued [***]
Ser. No. [***]                        [***]              Filed [***]
Ser. No. [***]                        [***]              Filed [***]
Ser. No. [***]                        [***]              Filed [***]
Ser. No. [***]                        [***]              Filed [***]

       [***]
Ser, No. [***]                        [***]              Filed [***]
Ser. No. [***]                        [***]              Filed [***]
Ser. No. [***]                        [***]              Filed [***]
Ser. No. [***]                        [***]              Filed [***]

       [***]
Ser. No. [***]                        [***]              Filed [***]
Ser. No. [***]                        [***]              Filed [***]
PCT/US[***]                           [***]              Filed [***]

       [***]
Ser. No. [***]                        [***]              Filed [***]

       [***]
Ser. No. [***]                        [***]              Filed [***]

                                 Schedule 6.2(a)

                        EXISTING THIRD PARTY OBLIGATIONS

The obligations of Corixa under the following agreements:


1. License Agreement, dated as of November 11, 1994, between University of Pittsburgh of the Commonwealth System of Higher Education and Corixa Corporation.



2. Licensing Agreement, dated as of January 1, 1995, between Dana-Farber Cancer Institute, Inc. and Corixa Corporation. Pursuant to the terms of this Agreement, Corixa's exclusive rights, privileges and license terminate upon the expiration of the last to expire of the patents licensed thereunder.



3. Exclusive License Agreement, dated as of June 12, 1995, between the University of Washington and Corixa Corporation.



4. Exclusive License Agreement, dated as of June 12, 1995, between the Washington Research Foundation and Corixa Corporation.



5. License Agreement, dated as of November 20, 1995, between Health Research, Inc. and Corixa Corporation.


                             LICENSE FEE ALLOCATION

                                     [***]

                                                       --------

                 TOTAL                                  [***]

                                  Schedule 2.1

                          1996 Budget and Research Plan

First year research plan
Personnel and budget                                        #FTE
                                                            ----
A.  Personnel

I.   T cell in propagation in vitro
       1. priming in vitro                                  1
       2. restimulation/expansion                           1
       3. CD4/8, Thl/2                                      0.5
II.  APC expansion                                          0.5
III. in vivo models                                         0.5
       1. VSV, 0VA                                          0
       2. rat neu, scid, transgenics                        0.5
IV.  Antigens
       1. Protein expression/purification                   1
       2. HLA expression purification/peptide binding       1
V.   Clinical
       1. Antigen manufacture/control                       0
                                                            ---
Total FTE's                                                 5.5

B.   Budget
5.5 FTE's at $210,000 per FTE                               $1,155,000

C. Research Plan for 1996
[***]

        1. [***]

        2. [***]

        3. [***]

           [***]

[***]

                                 Schedule 6.2(b)
                        DESCRIPTION OF [***] TECHNOLOGY

[***] technology covered by the following patents and patent applications:


   Patent No./App. No.                Country             Filing/Issue Date
 PAT. NO. [***]                        [***]                  ISSUED [***]
 Pat. No. [***]                        [***]                  Issued [***]
 Pat. No. [***]                        [***]                  Issued [***]
 Pat. No. [***]                        [***]                  Issued [***]
 Pat. No. [***]                        [***]                  Issued [***]
 Pat. No. [***]                        [***]                  Issued [***]
 Ser. No. [***]                        [***]                  Filed [***]
 Ser. No. [***]                        [***]                  Filed [***]
 Pat. No. [***]                        [***]                  Issued [***]
 Pat. No. [***]                        [***]                  Issued [***]
 Pat. No. [***]                        [***]                  Issued [***]

 Ser. No. [***]                        [***]                  Filed [***]
 Ser. No. [***]                        [***]                  FM [***]
 Pat. No. [***]                        [***]                  Issued [***]
 Ser. No. [***]                        [***]                  Filed [***]
 Pat. No. [***]                        [***]                  Issued [***]
 Pat. No. [***]                        [***]                  Issued [***]
 Pat. No. [***]                        [***]                  Issued [***]
 Ser. No. [***]                        [***]                  Filed [***]
 Pat. No. [***]                        [***]                  Issued [***]
 Pat. No. [***]                        [***]                  Issued [***]
 Ser. No. [***]                        [***]                  Filed [***]
 Ser. No. [***]                        [***]                  Filed [***]
 Pat. No. [***]                        [***]                  Issued [***]
 Ser. No. [***]                        [***]                  Filed [***]
 Ser. No. [***]                        [***]                  Filed [***]
 Ser. No. [***]                        [***]                  Filed [***]
 Ser. No. [***]                        [***]                  Filed [***]

 PAT. NO. [***]                        [***]                  Issued [***]
 Ser. No. [***]                        [***]                  Filed [***]
 Ser. No. [***]                        [***]                  Filed [***]
 Ser. No. [***]                        [***]                  Filed [***]
 Ser. No. [***]                        [***]                  Filed [***]
 Ser. No. [***]                        [***]                  Filed [***]
 Ser. No. [***]                        [***]                  Filed [***]
 Ser. No. [***]                        [***]                  Filed [***]
 Pat. No. [***]                        [***]                  Issued [***]
 Ser. No. [***]                        [***]                  Filed [***]
 Ser. No. [***]                        [***]                  Filed [***]

 Ser. No. [***]                      [***]                    Filed [***]
 Pat. No. [***]                      [***]                    Issued [***]
 Ser. No. [***]                      [***]                    Filed [***]
 Pat. No. [***]                      [***]                    Issued [***]
 Ser. No. [***]                      [***]                    Filed [***]
 Pat. No. [***]                      [***]                    Issued [***]
 Pat. No. [***]                      [***]                    Issued [***]
 Pat. No. [***]                      [***]                    Issued [***]
 Pat. No. [***]                      [***]                    Issued [***]

 Pat. No. [***]                      [***]                    Issued [***]
 Ser. No. [***]                      [***]                    Filed [***]
 Ser. No. [***]                      [***]                    Filed [***]
 Ser. No. [***]                      [***]                    Filed [***]
 Ser. No. [***]                      [***]                    Filed [***]
 Ser. No. [***]                      [***]                    Filed [***]
 Ser. No. [***]                      [***]                    Filed [***]
 Ser. No. [***]                      [***]                    Filed [***]
 Pat  No. [***]                      [***]                    Issued [***]
 Ser. No. [***]                      [***]                    Filed [***]
 Ser. No. [***]                      [***]                    Filed [***]
 Ser. No. [***]                      [***]                    Filed [***]
 Pat  No. [***]                      [***]                    Issued [***]
 Pat. No. [***]                      [***]                    Issued [***]
 Ser. No. [***]                      [***]                    Filed [***]
 Pat. No. [***]                      [***]                    Issued [***]